Exhibit 99.1

BOLD EAGLE ACQUISITION CORP.

(F/K/A SPINNING EAGLE ACQUISITION CORP.)

PRO FORMA UNAUDITED BALANCE SHEET

DECEMBER 9, 2024

	October 25, 2024	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS:
Current assets:
Cash	$400,788	$-		$400,788
Prepaid expenses	25,600	-		25,600
Total current assets	426,388	-		426,388

Non-current assets:
Prepaid expenses - non-current	447,112	-		447,112
Cash held in Trust Account	250,000,000	8,000,000	(1)	258,000,000
		(80,000)	(2)
		80,000	(3)
Total assets	$250,873,500	$8,000,000		$258,873,500

LIABILITIES AND SHAREHOLDERS' DEFICIT:

Current liabilities:
Accounts payable	$92,133	$-		$92,133
Over-allotment liability	298,500	(9,750)	(5)	-
		(288,750)	(5)
Total current liabilities	390,633	(298,500)		92,133

Promissory Note - related party	542,975	-		542,975

Deferred underwriting commissions	8,750,000	280,000	(2)	9,030,000
Total liabilities	9,683,608	(18,500)		9,665,108

Commitments and contingencies

Class A ordinary shares; 25,800,000 shares subject to possible redemption at $10.00 per share	250,000,000	7,784,000	(1)	258,000,000
		(77,144)	(2)
		(269,738)	(2)
		562,882	(6)
Shareholders' Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 358,000 issued and outstanding (excluding 25,000,000 shares subject to possible redemption)	35	1	(3)	36
Class B ordinary shares, $0.0001 par value; 80,000,000 shares authorized; 5,160,000 shares issued and outstanding	719	(203)	(4)	516
Additional paid-in capital	-	216,000	(2)	-
		(2,856)	(2)
		(10,262)	(2)
		79,999	(3)
		203	(4)
		(562,882)	(6)
		279,798	(7)
Accumulated deficit	(8,810,862)	61,600	(5)	(8,792,160)
		9,750	(5)
		227,150	(5)
		(279,798)	(7)
Total shareholders' deficit	(8,810,108)	18,500		(8,791,608)
Total liabilities and Shareholders' deficit	$250,873,500	$8,000,000		$258,873,500

See Note to Pro Forma Unaudited Balance Sheet.

BOLD EAGLE ACQUISITION CORP.

Note to Pro Forma Unaudited Balance Sheet

(Unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Bold Eagle Acquisition Corp. (the “Company”) as of October 25, 2024, adjusted for the closing of the underwriters’ overallotment option and related transactions, which occurred on December 9, 2024, as described below.

On October 25, 2024, the Company consummated the initial public offering (the “IPO”) of 25,000,000 units (the “Units”) at a purchase price of $10.00 per Unit, generating gross proceeds of $250,000,000. Each Unit consists of one Class A ordinary share and one right to receive one twentieth (1/20) of a Class A Ordinary Share upon the consummation of an initial business combination. Simultaneously with the closing of the IPO, the Company completed the private sale of an aggregate of 350,000 Class A Ordinary Shares (the “Private Placement Shares”) to the Company’s sponsor, Eagle Equity Partners IV, LLC (the “Sponsor”), at a price of $10.00 per share, generating gross proceeds to the Company of $3,500,000.

In connection with the IPO, the underwriters were granted a 45-day option from the effective date of the prospectus (the “Over-Allotment Option”) to purchase up to 3,750,000 additional Units (the “Option Units”) to cover over-allotments, if any. On December 9, 2024, the underwriters partially exercised their Over-Allotment Option to purchase an additional 800,000 Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $8,000,000. The underwriters forfeited their option to purchase an additional 2,950,000 Option Units.

Simultaneously with the closing of the sale of the Over-Allotment Option Units, the Company completed the private sale of an additional 8,000 Private Placement Shares to the Sponsor at a price of $10.00 per share, generating gross proceeds to the Company of $80,000. In connection with the closing of the Over-Allotment Option, the Sponsor forfeited 2,027,500 Class B ordinary shares of the Company, par value $0.0001 per share (the “founder shares”), resulting in the Sponsor holding an aggregate of 5,160,000 founder shares.

A total of $8,000,000 of the net proceeds from the sale of the Over-Allotment Option Units and the additional Private Placement Shares was deposited in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), bringing the aggregate proceeds deposited in the Trust Account to $258,000,000.

Pro forma adjustments to reflect the exercise of the underwriters’ Over-Allotment Option and sale of the additional Private Placement Shares are as follows:

	Pro forma entries
1	Cash held in Trust Account	8,000,000
	Class A ordinary shares subject to possible redemption		7,784,000
	Additional paid-in capital		216,000
	To record sale of 800,000 Overallotment Units at $10.00 per Unit.

2	Class A ordinary shares subject to possible redemption	77,144
	Additional paid-in capital	2,856
	Cash held in Trust Account		80,000
	Additional paid-in capital	10,262
	Class A ordinary shares subject to possible redemption	269,739
	Deferred underwriting compensation		280,000
	To record payment of cash & deferred underwriting fee on overallotment option.

3	Cash held in Trust Account	80,000
	Class A ordinary shares		1
	Additional paid-in capital		79,999
	To record the sale of 8,000 private placement shares at $10 per share.

4	Class B ordinary shares	203
	Additional paid-in capital		203
	To record forfeiture of 2,027,500 Class B ordinary shares.

5	Over-allotment option liability	9,750
	Change in FV of over-allotment liability		9,750
	Over-allotment option liability	288,750
	Change in FV of over-allotment liability		227,150
	Accumulated deficit		61,600
	To record the true up of the over-allotment option at the over-allotment close date and write-off the over-allotment option liability due to the forfeiture of the option by the underwriters.

6	Additional paid-in capital	562,882
	Class A ordinary shares subject to possible redemption		562,882
	To record accretion of ordinary shares subject to redemption to an amount of $10.00 per share.

7	Accumulated deficit	279,798
	Additional paid-in capital		279,798
	To reclassify negative additional paid in capital to accumulated deficit.

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